SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                                November 1, 1996
                                -----------------
                                (Date of Report)


                           American Rivers Oil Company
              ----------------------------------------------------
             (Exact Name of Registrant as specified in its charter)



                                     WYOMING
                  --------------------------------------------
                 (State or other jurisdiction of incorporation)


             0-10006                                 84-0839926
       ----------------------            ----------------------------------
      (Commission File Number)          (IRS Employer Identification Number)


             700 East 9th Avenue, Suite 106, Denver, Colorado 80203
           ---------------------------------------------------------
          (Address of principal executive offices including zip code)


                                 (303) 832-1117
                -------------------------------------------------
               (Registrant's telephone number including area code)


          ------------------------------------------------------------
          (Former name or former address, if changed since last report)



             This report consists of 3 sequentially numbered pages.

Item 5.  Other Events.
-------  -------------

     American Rivers Oil Company (NASDAQ-AROC) announced today that it signed a letter of intent to merge with Opon Development Company (ODC) subject to, among other conditions, negotiation and execution of a definitive agreement, obtaining of project financing for ODC's Colombian project and shareholder approval of both companies. A copy of the letter of intent is attached hereto as Exhibit
5.1. American Rivers would be the surviving entity in the merger. ODC's only asset is a 4.55% working interest in and to the prolific Opon oil and gas field in Colombia, South America which is operated by Amoco Colombia Petroleum Corp., with Hondo Magdalena Oil & Gas Company being the other partner. Upon conclusion of the merger ODC shareholders would own 90- 95% of American Rivers and ODC management would operate the company. American Rivers' current oil and gas operations are expected to continue. The merger is expected to be completed in the first quarter of 1997 but there is no assurance that the transaction will be completed.

     The Opon field is one of the most significant oil and gas finds in the western hemisphere in recent years. While already proven to be extensive, the long term potential of the Opon region has yet to be determined. ODC and AROC are in discussion with NM Rothschild & Sons Limited regarding project finance. The Company is pleased to have the opportunity to bring ODC's very experienced management to the Company. The Company is also in discussions with, and expects to engage Rothschild Natural Resources for financial and advisory support.

     American Rivers further announced that it will spin-off its Bishop Capital Corporation subsidiary (which has a net worth of approximately $2 million) to holders of common stock on record date November 18, 1996. The Company also completed private equity funding of $940,000 for development of its River Lease Prospects and acquiring additional production.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                              AMERICAN RIVERS OIL COMPANY




Date:  November 12, 1996                      By  /s/  Jubal Terry
                                                 ------------------------------
                                                   Jubal Terry, Vice-President